CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 28, 2025, with respect to the consolidated financial statements included in the Annual Report of Abacus Global Management, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Abacus Global Management, Inc. on Forms S-3 (File 333-284325 and File 333-282747); Forms S-8 (File 333-280571 and File 333-275179); and Post-effective Amendment No. 1 to Form S-1 on Form S-3 (File 333-273411).
/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
March 28, 2025